UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 19, 2017, Ecology and Environment, Inc. issued a press release, a copy of which is provided below.

ECOLOGY AND ENVIRONMENT, INC. REACHES AGREEMENT WITH

MILL ROAD CAPITAL

Resolves Proxy Contest Amicably

LANCASTER, NY, April 19, 2017 – Ecology and Environment, Inc. (NASDAQ: EEI) (“E & E” or the “Company”) today announced that it has reached an agreement (the “Agreement”) with Mill Road Capital and its affiliates (collectively “Mill Road”), which own approximately 15.43% of outstanding shares of E & E’s Class A common stock, to amicably resolve the proxy contest between the Company and Mill Road.

Under the Agreement, two individuals previously nominated by Mill Road, Messrs. Justin Jacobs and Michael El-Hillow, will join the Board as Class A Directors following the 2017 Annual Meeting of Shareholders, which will be held as scheduled at 9:00 a.m., Eastern Daylight Savings Time, on Thursday, April 20, 2017. Mr. Jacobs will be joining the Governance, Nominating and Compensation Committee, and Mr. El-Hillow will be joining the Audit Committee.

“We are pleased to have reached a resolution with Mill Road as we continue to focus the Company on achieving profitable growth,” said Frank J. Silvestro, E & E Chairman. “We will work with Messrs. Jacobs and El-Hillow as we further build on E & E’s long history of solving critical global environmental challenges. We have always welcomed shareholder input and are confident that all of the Company’s investors will benefit from the complementary perspectives of all of our new directors.”

Justin C. Jacobs, Managing Director of Mill Road stated, “We believe in the tremendous opportunity represented by E & E and are committed to working constructively on the Board to continue to focus on initiatives aimed at enhancing growth and efficiency. We appreciate the steps the Company has already taken to drive growth and enhance shareholder value, and are squarely focused on strengthening the Company’s market leadership. Mill Road is also committed to honoring E & E’s legacy of protecting the environment and dedication to its employees.”

As part of the Agreement, Mill Road has agreed to certain standstill restrictions and other customary provisions. The full Agreement will be included as an exhibit to a Current Report on Form 8-K filed by E & E with the Securities and Exchange Commission.

Vinson & Elkins LLP, Ellenoff Grossman & Schole LLP and Gross Shuman Brizdle & Gilfillan P.C. are serving as legal counsel to Ecology and Environment, Inc. Foley Hoag LLP is serving as legal counsel to Mill Road.

About Ecology and Environment, Inc.

Ecology and Environment, Inc. (“E & E” or the “Company”) is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering, and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.

For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities, and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange (“NASDAQ”) under the ticker symbol “EEI.”

About Mill Road Capital

Mill Road Capital (“Mill Road”) is a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada. The firm has flexible, long-term capital with the ability to purchase shares in the open market, buy large block positions from existing shareholders, provide capital for growth or acquisition opportunities, or execute going-private transactions. The firm has raised approximately $670 million of aggregate equity capital commitments and has offices in Greenwich, CT and the San Francisco Bay Area. More information can be found at http://www.millroadcapital.com.

Forward Looking Statements

Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A—“Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. You are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

Important Additional Information

E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s annual meeting of shareholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at http://www.proxydocs.com/EEI, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628-8536.